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                                                                   Exhibit 99.1

               ONE IP VOICE, INC. F/K/A FARMSTEAD TELEPHONE GROUP
                      ANNOUNCES NEW TRADING SYMBOL `OIVO'

EAST HARTFORD, CT., July 31, 2006 -- One IP Voice, Inc., formerly named Farmstead Telephone Group, Inc. (OTC-BB, FTGP) previously announced that the Company's name had been changed to One IP Voice, Inc. and, effective today, the Company's new trading symbol is OIVO (OTC-BB).

Chairman, President and CEO Jean-Marc Stiegemeier stated: "On January 1st of 2006 we launched One IP Voice, our Hosted Voice Over Intelligent Protocol (TM)
(VoIP) offering to the Small to Medium Business (SMB) market nationally. In seven months we have become a national provider of Hosted VoIP solutions. Farmstead Telephone Group, which now operates as a division of One IP Voice, continues to offer customer premise equipment (CPE) solutions to over 11,000 customers in the United States.

The change of our trading symbol to OIVO better positions the Company as a carrier-based provider of Hosted VoIP solutions that include: Hosted IP Centrex and IP Trunking services, bundled with private One IP Voice "Last Mile" connectivity on a national basis, long distance calling, On Net calling, local area calling, 911 and E911 capabilities and Wide Area Network (WAN) voice and data connectivity.

We are very pleased with our progress to date that includes building a significant national distribution channel, obtaining full compliance with 911 and E-911 certifications, and the continued deployment of our Hosted solutions to customers nationally."

About the Farmstead Telephone Group division
-------------------------------------------- Farmstead Telephone Group is a
Platinum level member of Avaya's BusinessPartner program. Since 1984, Farmstead has been one of the nation's largest full service enterprise telecommunications providers with a comprehensive nationwide systems, services and parts network. Farmstead has garnered many prestigious awards for service, customer satisfaction and growth. Further information about Farmstead may be found at http://www.farmstead.com

About the OIPV Corp division
----------------------------
OIPV Corp, formerly named One IP Voice, Inc., is a wholly owned subsidiary, providing Carrier-Based Hosted Voice over Intelligent Protocol (TM) (VoIP) solutions to Small to Medium Businesses nationwide. Further information about OIPV Corp may be found at http://www.oneipvoice.com

To add yourself to our email distribution list, click here:
http://www.b2i.us/frame.asp?BzID=1042&to=ea&Nav=1&S=0&L=1
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Company Contact:
----------------
Robert G. LaVigne, CFO
Farmstead Telephone Group, Inc.
Voice:  860-610-6002
Fax:    860-610-6001

Investor Contact:
-----------------
Dave Gentry or Sanford Diday
Aurelius Consulting Group, Inc.
407-644-4256
info@aurcg.com
http://www.runonideas.com

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This release contains forward-looking statements that involve risks and uncertainties. In addition to historical information, investors should consider carefully the risks associated with an investment in the Company's securities as previously outlined by the Company in its prior filings with the Securities and Exchange Commission.

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